SEVERANCE AGREEMENT

This SEVERANCE AGREEMENT (this “Agreement”) is made and entered into freely and voluntarily, by and between JOHN W. SMOLAK (hereinafter referred to as “Officer”) and HYPERCOM CORPORATION (hereinafter referred to collectively with all of its subsidiaries and controlled affiliates as the "Company”).

WHEREAS, the parties mutually wish to memorialize the terms and conditions of the termination of Officer’s employment with the Company.

NOW, THEREFORE, in consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, Officer and the Company agree as follows:

1. Resignation. Officer hereby resigns from all positions with the Company (including as an officer of Hypercom and an officer or director of various subsidiaries), effective as of 3:00 p.m., Phoenix time, March 21, 2005 (the “Effective Date”).

2. Economic Terms. The Company agrees that, in consideration for Officer’s covenants herein, Officer will be entitled to receive, through the one (1) year anniversary of the Effective Date, continued payments aggregating $330,000, payable equally over the severance payment term, in accordance with the Company’s normal payroll practices provided, however, that the first of such payments shall be applied (net of tax withholding) to offset the overpayment of a bonus to Officer relating to 2004 in the amount of $10,000. Officer acknowledges that he will not be paid any bonus, vacation, sick or other pay during his severance payment period. In addition, Officer and the Company acknowledge and agree that the Stock Option Agreements between them dated April 22, 2002 and July 26, 2002 (the “Options”), shall remain in effect, and ultimately terminate, in accordance with their respective terms. For purposes of this Agreement and the Options, Officer shall be deemed terminated without “cause”.

3. Release and Covenant Not to Sue.

(a) Each party hereby forever releases, discharges, cancels, waives, and acquits the other party and its or his representatives (which shall include, as applicable, spouse, heirs, executors, administrators, successors, assigns, affiliates, subsidiaries, corporate parents, agents, directors, officers, owners, attorneys) of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, which a party has, had or may hereafter have against it arising out of, or by reason of, any cause or matter, existing as of the date of execution of this Agreement, WHETHER KNOWN TO THE PARTY AT THE TIME OF EXECUTION OF THIS AGREEMENT OR NOT, other than for breach of this Agreement.

(b) This FULL WAIVER OF ALL CLAIMS includes, without limitation, attorney’s fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or termination of the employment of Officer by the Company, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Act of 1866, 1964, 1991, Title VII as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act (LMRA), the Employee Retirement Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Rehabilitation Act of 1973, and the Family and Medical Leave Act of 1993, worker’s compensation laws, or any other federal, state, or local statute, or any contract, agreement, plan or policy.

(c) Each party further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding, including filing any claim or complaint with any government agency alleging any violation of law or public policy or seeking worker’s compensation, against the Company (or any of its representatives) premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, wrongful discharge, personal injury, interference with contract, breach of contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Agreement.

(d) Each party acknowledges that the considerations afforded the party under this Agreement are in full and complete satisfaction of any claims a party may have or had to the date hereof, including any arising out of Officer’s employment with the Company or the termination thereof.

(e) The foregoing shall not apply to any conduct that constituted fraud, involved an intentional or reckless misstatement or omission, or was not performed in good faith and in (or at least not opposed to) the best interests of the Company.

(f) Nothing herein shall limit or modify the Company’s obligations to indemnify you and advance expenses to you, as more fully provided in the Company’s certificate of incorporation and bylaws.

4. Non-Competition; Non-Solicitation.

(a) For a period of one (1) year from the date hereof, Officer will not, directly or indirectly, either as an officer, partner, owner, lender, director, adviser or consultant or in any other capacity or through any entity:

(i) engage in the design, manufacture or sale of electronic payment solutions, including point of sale/point of transaction terminals, peripheral devices, transaction networking devices, transaction management systems and application software, and related support and services (collectively, the “Competitive Activities”), within the Protected Territory (as defined below); provided, that Officer may own stock in the Company and less than 1% of any other publicly traded company engaged in any or all of the Competitive Activities.

(ii) solicit for hire, or hire, any person who is, or within the one (1) year period preceding the date of such activity was, an employee of or consultant to the Company (other than as a result of a general solicitation for employment); or

(iii) solicit any customer or supplier of the Company or otherwise attempt to induce any such customer or supplier to discontinue or materially modify its relationship with the Company.

As used herein, the term “Protected Territory” means the entire world; provided, however, that if (and only if) required by a final court or arbitrator’s order in order for the provisions of this Agreement to remain valid and enforceable against Officer, “Protected Territory” shall mean any country in which the Company does any business as of the Effective Date; provided, further, that if (and only if) such reduced territory is not sufficient in the determination of the court or arbitrator issuing such order, “Protected Territory” shall mean the United States, Canada, Brazil, Chile, Argentina, Colombia, Venezuela, Mexico, European Community (including the United Kingdom), China, Hong Kong, Taiwan, Japan, Turkey, Singapore, Russia, South Korea, Australia and Puerto Rico.

(b) Officer represents to the Company that he is willing and able to engage in businesses that are not competing businesses hereunder and that enforcement of the restrictions set forth in this Section 4 would not be unduly burdensome to Officer. Officer hereby agrees that the period of time provided for in this Section 4 and other provisions and restrictions set forth herein are reasonable and necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Officer. Officer further agrees that damages cannot compensate the Company in the event of a violation of this Section 4 and that, if such violation should occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Officer hereby covenants and agrees that, in the event any of the provisions of this Section 4 shall be violated or breached, the Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. An injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof. The prevailing party in any litigation, arbitration or similar dispute resolution proceeding to enforce this provision will recover any and all reasonable costs and expenses, including attorneys’ fees. Officer agrees that the period of time in which this Section 4 is in effect shall be extended for a period equal to the duration of any breach of this Section 4 by Officer.

(c) Officer shall take appropriate steps to ensure that his employer is aware of the restrictions in this Section 4, and Officer expressly permits the Company to notify his employer of such restrictions.

5. Confidentiality.

(a) It is understood that in the course of Officer’s employment with Company, Officer has become acquainted with Company Confidential Information (as defined below). Officer recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to the Company, and is and shall remain the exclusive property of the Company. Accordingly, Officer agrees that he will not disclose to others, copy, make any use of, or remove from Company’s premises any Company Confidential Information without the express written consent of the Chairman of the Board of the Company, until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means by persons unrelated to the Company that are not bound by an obligation of confidentiality.

(b) Officer shall deliver to the Company, no later than 6:00 p.m., Phoenix time, on the Effective Date, the originals and all copies (including, but not limited to, any electronic versions or copies) of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information, or relating directly or indirectly to the business of the Company, in the possession or control of Officer.

(c) "Company Confidential Information” shall mean confidential, proprietary information or trade secrets of Company including without limitation the following: (1) employee, customer and supplier lists and information as compiled by Company; (2) Company’s internal practices and procedures; (3) Company’s financial condition and financial results of operation; (4) strategic planning, manufacturing, engineering, purchasing, finance, marketing, promotion, distribution, and selling activities; (5) inventions, designs, developments, devices, methods and processes related to the business of the Company (whether or not patentable or reduced to practice); (6) except as required by law, the terms and conditions of this agreement, as well as negotiations and circumstances leading up to it; (7) all other information which Officer has a reasonable basis to consider confidential or which is treated by Company as confidential; and (8) all information having independent economic value to Company that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Notwithstanding the foregoing provisions, the following shall not be considered “Company Confidential Information”: (i) the general skills of the Officer as an experienced senior management level employee; (ii) information generally known by senior management officers within the electronic payment solutions industry; and (iii) persons, entities, contacts or relationships of Officer that are also generally known in the industry.

(d) Officer hereby agrees that the periods of time provided for in this Section 5 and other provisions and restrictions set forth therein are necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Officer. Officer further agrees that damages cannot compensate the Company in the event of a violation of this Section 5 and that, if such violation should occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Officer hereby covenants and agrees that, in the event any of the provisions of this Section 5 shall be materially violated or breached, the Company shall be entitled to seek to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. An injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof. The prevailing party in any litigation, arbitration or similar dispute resolution proceeding to enforce this provision will recover any and all reasonable costs and expenses, including attorneys’ fees.

6. No Disparagement/Confidentiality. Each party agrees that as part of the consideration for this Agreement, they will not make disparaging or derogatory remarks, whether oral or written, about the other party or, in the case of the Company, its officers, directors, employees, agents, customers or suppliers. Officer agrees to keep the existence and terms of this Agreement in strict confidence; provided, however, that Officer may disclose the existence and terms of this Agreement to his spouse, financial advisor, and attorney, and as required by law. The Company agrees to keep the existence and terms of this Agreement in strict confidence; provided, however, that the Company may discuss or disclose the existence and terms of this Agreement on a need-to-know basis or as required by law or regulation.

7. Return of Company Property. Officer shall deliver to the Company no later than 6:00 p.m., Phoenix time, on the Effective Date, Officer’s laptop computer, cellular telephone, BlackBerry®, all access cards and keys, and any other Company property in his possession or control. The foregoing notwithstanding, the Company’s obligation to pay any amounts to Officer under any provision of this Agreement shall be contingent upon Officer’s compliance with this Section 7.

8. No Admission of Liability. Nothing contained in this Agreement shall be construed in any manner as an admission by any party that they have violated any statute, law or regulation, or breached any contract or agreement.

9. Reliance. Officer warrants and represents that: (a) he has relied on his own judgment regarding the consideration for and language of this Agreement; (b) he has been given a reasonable period of time to consider this Agreement, has been advised to consult with counsel of his own choosing before signing this Agreement, and has consulted with counsel or voluntarily elected not to consult with independent counsel; (c) the Company has not in any way coerced or unduly influenced him to execute this Agreement; and (d) this Agreement is written in a manner that is understandable to him and he has read and understood all paragraphs of this Agreement.

10. Nature of the Agreement. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement and all attachments constitute the sole and entire agreement of the parties with respect to the subject matter hereof, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. Except for the Options, all prior agreements, commitments, or plans relating to Officer, are hereby terminated. This Agreement may not be modified or changed unless done so in writing, signed by both parties. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles. Officer hereby: (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Arizona located in the County of Maricopa over any suit, action or other proceeding arising in connection with this Agreement or the subject matter hereof, and (b) waives and agrees not to assert in any such suit, action or proceeding, any claim that Officer is not subject to the jurisdiction of such courts of competent jurisdiction.

11. Time Period of Considering or Canceling This Agreement. Officer acknowledges that he has been offered a period of time of at least twenty-one (21) days to consider whether to sign this Agreement, which he has waived, and the Company agrees that Officer may cancel this Agreement at any time during the seven (7) days following the date on which this Agreement has been signed by all parties to this Agreement. In order to cancel or revoke this Agreement, Officer must deliver to the Company c/o Hypercom Corporation, Attn: General Counsel, 2851 W. Kathleen Road, Phoenix, Arizona 85053, written notice stating that Officer is canceling or revoking this Agreement. If this Agreement is timely cancelled or revoked, none of the provisions of this Agreement shall be effective or enforceable and the Company shall not be obligated to make the payments to Officer or to provide Officer with the other benefits described in this Agreement and all contracts and provisions modified or relinquished by the Company shall be reinstated.

12. General Matters. This Agreement may not be assigned by one party without the prior express written consent of the other party. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument. The parties acknowledge that: (a) each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of same; and (b) any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement. The provisions of this Agreement shall survive so long as necessary to carry out the intentions of the parties expressed in this Agreement.

[Signature Page Follows]

SIGNATURE PAGE TO SEVERANCE AGREEMENT

Dated this 4th day of April, 2005.

JOHN W. SMOLAK

By: /s/ John W. Smolak

Officer

Dated this 4th day of April, 2005.

HYPERCOM CORPORATION

By: /s/ William Keiper

Its: Chairman and Interim CEO